UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: September 21, 2016

(Date of earliest event reported)

Garrison Capital Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-00878	90-0900145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 Avenue of the Americas, Suite 914 New York, New York	10104
(Address of Principal Executive Offices)	(Zip Code)

(212) 372-9590

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

S&P Global Ratings intends to issue a presale report regarding the $300 million term debt securitization to be completed by Garrison Capital Inc. (the “Company”). The presale report is expected to be publicly available on the website of S&P Global Ratings, www.standardandpoors.com, for 60 days from the date of issuance. S&P Global Ratings also intends to publish its preliminary ratings of the notes to be issued in the term debt securitization. The preliminary ratings are expected to be publicly available on the website of S&P Global Ratings, www.standardandpoors.com, for seven days from the date of issuance.

The Company makes no representation or warranty regarding the completeness, accuracy or availability of the information contained in the presale report or preliminary ratings, and you should not place undue reliance on such information. In addition, a securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. You are advised to consult any additional disclosures that the Company may file with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, for further information regarding the Company’s term debt securitization.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this Current Report on Form 8-K may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Garrison Capital Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARRISON CAPITAL INC.

Date: September 21, 2016	By:	/s/ Brian Chase
	Name:	Brian Chase
	Title:	Chief Financial Officer